Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Vice President, Investor Relations
(415) 616-8754

Meryl L. Schreibstein
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces 2011 Holiday Results, Dividend Increase of 29% and

New $225 Million Stock Repurchase Program

2011 Holiday Revenues Increase 4.2%

Fourth Quarter EPS Guidance Revised to $1.10-$1.15 versus Previous Guidance of $1.15-$1.20

San Francisco, CA, January 12, 2012 — Williams-Sonoma, Inc. (NYSE: WSM) today announced that net revenues for the 8-week holiday period ended December 25, 2011 increased 4.2% to $901 million versus the 8-week holiday period ended December 26, 2010, including a comparable brand revenue increase of 4.9%. The company projects Q4 11 diluted earnings per share to be in the range of $1.10 to $1.15 which is at or marginally below the low end of the previous guidance range of $1.15 to $1.20 due to the promotional environment during the holiday season. On a full-year basis, the company still expects to deliver record pre-tax operating profits and diluted earnings per share. The company also announced that it is increasing its quarterly dividend by 29% to $0.22 per share for shareholders of record on January 27, 2012 and is authorizing a new $225 million stock repurchase program.

HOLIDAY 2011 ACTUAL RESULTS

Holiday Revenues by Channel

(All Amounts in Millions, Except Percentages)

	8-Week Period Ended December 25, 2011	8-Week Period Ended December 26, 2010	Year-Over- Year % Change
Direct-to-Customer (“DTC”) Net Revenues	$376	$337	11.6%
Retail Net Revenues	$525	$528	<0.6%>
Total Net Revenues	$901	$865	4.2%
Comparable Brand Revenue Growth*	4.9%	11.3%
Comparable Store Sales % Change	<0.3%>	5.0%

*	See Exhibit 2 and the company’s most recent 10-Q filing for the definition of comparable brand revenue growth and comparable stores.

Laura Alber, President and Chief Executive Officer, commented, “Holiday comparable brand revenues increased 4.9% on top of 11.3% last year. Our home furnishings brands had strong performance, particularly West Elm and Pottery Barn. Williams-Sonoma faced greater challenges on a year-over-year basis given the heavy market discounting on nationally branded products.

“In total, the strength of our merchandising strategies, operating model and execution continued to allow us to drive increased sales and profit on a year-over-year basis during the holiday selling period.

“January sales to date are encouraging; however, due to the more promotional pricing environment and our focus on delivering value to our customers, we are lowering our fourth quarter diluted EPS guidance to a range of $1.10 to $1.15 on comparable brand revenue growth of 4.5% to 6.5% versus previous guidance of $1.15 to $1.20. This compares to fourth quarter 2010 non-GAAP diluted EPS of $1.08.”

OUTLOOK FOR FISCAL YEAR 2012

Alber continued, “Looking forward to fiscal 2012, we remain committed to the fundamental strategies that drove our record earnings performance in fiscal 2011 and allowed us to gain market share, invest in future growth and improve company-wide profitability. These strategies include attracting new customers to our brands, filling ‘white space’ in the marketplace by expanding our merchandise categories, and capitalizing on the world-class service that distinguishes our brands from the competition. These strategies also include continuing to drive efficiencies in our global supply chain and expanding our initiatives in e-commerce.

“Collectively, all of these strategies will allow us to drive top-line revenue growth and increase our profits. We will discuss these strategies further during our fourth quarter and fiscal 2011 earnings conference call in March.”

Alber concluded, “It is our confidence in these strategies that led us to announce today both a 29% dividend increase and the authorization of a new $225 million stock repurchase program.”

DIVIDEND INCREASED 29% AND NEW $225 MILLION STOCK REPURCHASE AUTHORIZED

The company also announced today that its Board of Directors has authorized a $0.05 or 29% increase in the company’s quarterly cash dividend. The quarterly cash dividend will be increased from $0.17 to $0.22 per common share and is payable on February 24, 2012 to shareholders of record as of the close of business on January 27, 2012.

Additionally, the company announced today that its Board of Directors has authorized a new $225 million stock repurchase program to be completed in fiscal 2012. The company anticipates completing the remaining $5 million of its $125 million fiscal 2011 stock repurchase program by the end of the current fiscal year.

Adrian Bellamy, Chairman of the Board of Directors, commented, “These actions reflect the Board’s continuing confidence in the cash-generating power of our multi-channel business model, the strength of the company’s balance sheet, and its desire to return excess cash to shareholders. We anticipate completing the new stock repurchase program by the end of our next fiscal year in January 2013.”

UPDATES TO Q4 11 and FY 11 FINANCIAL GUIDANCE

Updated Q4 11 Guidance

•	Comparable brand revenue growth in Q4 11 is now expected to be in the range of 4.5% to 6.5%.
•	Net revenues in Q4 11 are now expected to increase 3.3% to 5.0% to a range of $1.235 billion to $1.255 billion.
•	Diluted EPS in Q4 11 is now expected to be in the range of $1.10 to $1.15 (see Exhibit 1).
•	Non-GAAP and GAAP gross margin in Q4 11 is now expected to be in the range of 40.7% to 41.0%.
•	Non-GAAP and GAAP SG&A in Q4 11 is now expected to be in the range of 25.6% to 25.9%.

Updated FY 11 Guidance

•	Comparable brand revenue growth in FY 11 is now expected to be in the range of 6.5% to 7.5%.
•	Net revenues in FY 11 are now expected to increase 5.3% to 5.8% to a range of $3.689 billion to $3.709 billion.
•	Non-GAAP diluted EPS in FY 11 is now expected to be in the range of $2.16 to $2.21. GAAP diluted EPS in FY 11 is now expected to be in the range of $2.15 to $2.20 (see Exhibit 1).
•	Non-GAAP and GAAP gross margin in FY 11 is now expected to be in the range of 39.0% to 39.1%.
•	Non-GAAP SG&A in FY 11 is now expected to be in the range of 28.9% to 29.0%. GAAP SG&A in FY 11 is now expected to be in the range of 29.0% to 29.1%.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, SG&A percentages and diluted EPS. These non-GAAP financial measures exclude: the impact of an accelerated vesting charge associated with the retirement of our former CEO in 2010; the impact of exiting excess distribution capacity; and the impacts of asset impairment and early lease termination charges for underperforming retail stores. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 11 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 10 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our expectations to deliver record pre-tax operating profits and diluted earnings per share; our fiscal year 2012 outlook; our ability to drive top-line revenue growth and increase our profits; the payment of our dividend; our plans to complete the current stock repurchase program; our confidence in the cash-generating power of our multi-channel business model, the strength of the company’s balance sheet, and our desire to return excess cash to shareholders; our plans to complete the new stock repurchase program; our future financial guidance and results; and our beliefs regarding non-GAAP financial measures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q4 11; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2011, all subsequent quarterly reports on Form 10-Q and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products representing seven distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and bridal registry), Pottery Barn Kids (kid’s furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor), Williams-Sonoma Home (luxury furniture and decorative accessories) and Rejuvenation Inc. (lighting and hardware) – are marketed through 592 stores, seven direct mail catalogs and six e-commerce websites.

Exhibit 1

Reconciliation of FY 11 Guidance and FY 10 Actual GAAP to Non-GAAP

Diluted Earnings Per Share*

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 11 ACT	Q2 11 ACT	Q3 11 ACT	Q4 11 GUID	Weighted Share Effect***	FY 11 GUID**
2011 GAAP Diluted EPS**	$0.29	$0.37	$0.41	$1.10 - $1.15	<$0.02>	$2.15 - $2.20
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 1)	$0.01	$0.00	$0.00	-	-	$0.01
Subtotal of Unusual Business Events*	$0.01	$0.00	$0.00	-	-	$0.01
2011 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)**	$0.30	$0.37	$0.41	$1.10 - $1.15	<$0.02>	$2.16 - $2.21

	Q1 10 ACT	Q2 10 ACT	Q3 10 ACT	Q4 10 ACT	Weighted Share Effect***	FY 10 ACT**
2010 GAAP Diluted EPS	$0.18	$0.28	$0.34	$1.05	<$0.02>	$1.83
Impact of Accelerated Vesting Charge Associated with CEO Retirement (Note 2)*	$0.02	$0.01	-	-	-	$0.02
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 3)	$0.03	$0.02	$0.02	$0.02	$0.01	$0.10
Impact of Exiting Excess Distribution Capacity (Note 4)	-	<$0.00>	-	-	-	<$0.00>
Subtotal of Unusual Business Events*	$0.05	$0.03	$0.02	$0.02	-	$0.12
2010 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)*	$0.23	$0.31	$0.35	$1.08	<$0.02>	$1.95

*	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

**	Quarterly diluted EPS guidance amounts will vary within the ranges above. Additionally, due to quarterly rounding to the nearest cent per diluted share, the sum of the quarters at the end of any quarter may not equal the year-to-date total.

***	Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

Note 1:	Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 11) – During Q1 11, we incurred charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share or approximately 20 basis points of SG&A expenses within the retail segment. During Q2 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share or less than 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin within the retail segment. During Q3 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share or less than a 10 basis point impact to gross margin within the retail segment. We anticipate these charges will result in an impact to SG&A expenses of approximately 10 basis points for FY 11.

Note 2:	Impact of Accelerated Vesting Charge Associated with CEO Retirement – On January 26, 2010, we announced the retirement of the company’s former CEO and an associated retirement charge of approximately $0.025 per diluted share. During Q1 10 and Q2 10, these charges resulted in an impact of approximately $0.02 and $0.01 per diluted share, respectively, or approximately 50 and 10 basis points of SG&A expenses, respectively, within the unallocated segment. Due to the effect of quarterly rounding to the nearest cent per diluted share, there was an impact of $0.02 per diluted share, or 10 basis points of SG&A expenses, for FY 10.

Note 3:	Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 10) – During Q1 10, we incurred charges associated with asset impairment and early lease terminations of approximately $0.03 per diluted share, or approximately 80 basis points within SG&A expenses and an approximate 10 basis point impact to gross margin. During Q2 10, we incurred charges of approximately $0.02 per diluted share, or approximately 50 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. During Q3 10, we incurred charges of approximately $0.02 per diluted share, or approximately 40 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. For Q4 10, we incurred additional charges of approximately $0.02 per diluted share, or approximately 30 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. For FY 10, we incurred total charges of approximately $0.10 per diluted share, or approximately 50 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. All of these charges were recorded within the retail segment.

Note 4:	Impact of Exiting Excess Distribution Capacity – During Q2 10, we recorded a credit of $0.4 million in SG&A within the unallocated segment against previous charges recorded in FY 09 associated with the early exit of excess distribution capacity. This benefit was less than $0.01 per diluted share and less than 10 basis points of SG&A expenses in both Q2 10 and FY 10.

Note 5:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 11 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 10 results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Exhibit 2

Holiday Period Comparable Brand Revenue Growth History*

Year	2011	2010	2009	2008	2007	2006
Total Company	4.9%	11.3%	6.9%	<24.3%>	2.6%	1.9%

*	Comparable Brand Revenue Growth includes both comparable store net revenues and total direct-to-customer net revenues. Outlet comparable store net revenues are included in their respective brands. See the company’s 10-K and 10-Q filings for the definition of comparable stores.